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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):             October 16, 2003
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                            ELCOM INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   000-27376               04-3175156
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(State or Other Jurisdiction       (Commission            (I.R.S. Employer
      of Incorporation)            File Number)        Identification Number)


10 Oceana Way Norwood, Massachusetts                                    02062
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:             (781) 440-3333
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 9.           REGULATION FD DISCLOSURE.

                  On October 16, 2003, Elcom International, Inc. (the "Company") issued a press release announcing the closing of an additional round (the "Additional Closing") of the Company's current private placement (the "Private Placement") of 10% Senior Convertible Debentures (the "Debentures"). The Company extended the Private Placement until November 27, 2003, unless terminated earlier, and increased the maximum amount of the Private Placement to an aggregate of $1,500,000.

                  The Additional Closing was lead by the investments of Robert
J. Crowell, the Chairman and CEO of the Company, and William W. Smith, the Vice Chairman and Director of the Company. The Additional Closing raised approximately $315,000 in net cash proceeds to the Company, bringing the total cash proceeds currently received by the Company in the Private Placement to an aggregate of approximately $1,246,000. As in the initial closing, the Debentures sold in the Additional Closing are collateralized by a security interest in substantially all of the Company's assets for a two-year period and are convertible into common stock of the Company at a conversion price of $.1246 per share.

                  Pursuant to Regulation FD, the Company is furnishing on this Form 8-K the press release, which is attached hereto as Exhibit 99.1.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELCOM INTERNATIONAL, INC.


                                            By:    /s/ Robert J. Crowell
                                                   -----------------------------
                                                   Robert J. Crowell
                                                   Chairman and CEO

Date: October 22, 2003
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                                  EXHIBIT INDEX

Exhibit        Description of Exhibit
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
99.1           News Release, dated October 16, 2003